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                                                                    EXHIBIT 16.2


                          [BDO SEIDMAN, LLP LETTERHEAD]



January 23, 2002

Mr. Paul Helbling
Chief Financial Officer
INVESTools Inc.
5959 Corporate
Suite 2000
Houston, Texas 77036

Dear Mr. Helbling:

This is to confirm that the client-auditor relationship between INVESTools Inc. (Commission File No.333-67454) and BDO Seidman, LLP has ceased.


Sincerely,

/s/ BDO Seidman, LLP
BDO Seidman, LLP

cc: Office of the Chief Accountant
SECPS Letter File
Securities and Exchanges Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

Lisa Troe (via facsimile only)
Securities and Exchange Commission
Los Angeles Office
323/965-3815